SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 31, 2006

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

(a)    Amendment of Secured Debenture and Registration Rights Agreement

On October 7, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP pursuant to which we issued a secured convertible debenture in the principal amount of $3,000,000 (the “Secured Debenture”), with an original maturity date of October 7, 2006 and a conversion price of $0.06. The Secured Debenture was repayable in ten equal monthly installments with accrued interest at 8% per year commencing January 1, 2006 and ending October 1, 2006. The Secured Debenture was redeemable by us upon three days prior written notice for any reason until January 20, 2006 without a prepayment premium and thereafter if the common stock was trading below the conversion price of $0.06 at the time of a prepayment notice. Upon a redemption after January 20, 2006 we were obligated to pay a prepayment premium of 15% of any amounts prepaid. On October 7, 2005, we issued to Cornell Capital five-year warrants to purchase 20,000,000 shares of common stock at the following exercise prices: 10,000,000 at $0.06 per share, 5,000,000 at $0.07 per share and 5,000,000 at $0.10 per share (the “Warrants”). As of January 31, 2006, $3,000,000 in principal plus accrued interest was outstanding on the Secured Debenture.

On January 31, 2006 we entered into a letter agreement with Cornell Capital whereby we amended the following provisions of the Secured Debenture (the “Letter Agreement”). All payments of principal and accrued interest on the Secured Debenture otherwise due on or before March 15, 2006 are due on March 15, 2006 (the “Early Maturity Date”). In the event we close on any debt or equity financing (a “New Financing”), we must use fifty percent of the proceeds of the New Financing (net of commissions) to repay principal and interest outstanding under the Secured Debenture. In the event we do not repay all outstanding principal and accrued interest on the Debenture on the Early Maturity Date, (i) we must repay $900,000 of principal and accrued interest on March 15, 2006 and repay the balance of the outstanding principal and interest on the Debenture over seven equal payments commencing April 1, 2006 until October 1, 2006, and (ii) the exercise price of the 20,000,000 Warrants will be reduced to $0.0128 on a pro-rata basis in relation to the amount of principal of the Debenture not repaid by us as of March 15, 2006 (by way of example, if $1,500,000 in principal of the Debenture has not been repaid by us by the Early Maturity Date the exercise price of 50% of each of the three Warrants will be reduced to $0.0128). At any time prior to March 15, 2006 we may at our option with three business days advance written notice redeem a portion or all amounts outstanding under the Secured Debenture in an amount equal to the principal amount outstanding and accrued interest being redeemed. No redemption premium is due by us for a redemption of the Secured Debenture prior to March 15, 2006. The Debenture is not convertible from January 31, 2006 through March 15, 2006 provided we are current on our payment obligations under the Debenture.

In the Letter Agreement we amended the provision that was contained in the Registration Rights Agreement entered into in connection with the Secured Debenture modifying the date by when we must file a registration statement covering the shares of our common stock issuable upon conversion of the Secured Debenture with the Securities and Exchange Commission by January 6, 2006, and to provide that such registration statement must be filed on or before February 10, 2006.

In consideration of the amendment of the Secured Debenture and related agreements, we paid Cornell Capital a fee of $25,000 upon execution of the amendment and agreed to pay a fee of $75,000 on March 15, 2006.

(b)    Amendment of Unsecured Debenture

On March 11, 2005, we issued an unsecured convertible debenture in the principal amount of $2,500,000 (the “Unsecured Debenture”) with a maturity date of June 15, 2006 and an interest rate of 12%. The Unsecured Debenture was repayable in ten equal monthly installments with accrued interest commencing September 15, 2005 and ending June 15, 2006. As of January 31, 2006, $2,000,000 in principal plus accrued interest was outstanding on the Unsecured Debenture.

On January 31, 2006, we entered into an amendment of the following provisions of the Unsecured Debenture. The Maturity Date is December 31, 2006. No monthly payments are due and owing by us prior to December 31, 2006. The interest on the unpaid principal of the Unsecured Debenture is fifteen percent per year effective as of October 15, 2005. We may prepay the Unsecured Debenture at any time prior to the Maturity Date.

Section 2—Financial Information

Item 2.03.  Creation of a Direct Financial Obligation.

See Items 1.01(a) and (b) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 2, 2006

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/S/ WILLIAM F. HACKETT
William F. Hackett Chief Financial Officer

4